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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of the Registration Statement (Form S-3, No. 333-06241) of Young Broadcasting Inc. and the related Prospectus dated September 6, 1996 of our report dated February 12, 1996 except for Note 16 as to which the date is May 31, 1996 in this Registration Statement (Form S-3) filed pursuant to Rule 462(b) of the Securities Act of 1933, and to the reference to our firm under the caption "Experts" in the Prospectus.

                                        Ernst & Young LLP


New York, New York
September 30, 1996